Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acura Pharmaceuticals, Inc.

Palatine, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-¬3 (Nos. 333-210039, 333-187075 and 333-146416) and Form S-8 (Nos. 333-221645, 333-213017, 333-195612, and 333-151620) of Acura Pharmaceuticals, Inc. of our report dated March 31, 2021, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Chicago, Illinois
March 31, 2021